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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-50408, 333-39082, 333-39078, 333-39080,
333-60717 and 333-14757.

Boston, Massachusetts
March 29, 2001